EXHIBIT 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the use of our report, dated January 21, 1994, relating to the Consolidated Financial Statements and Schedules of Shenandoah Telecommunications Company (the "Company") for 1993, included in the Company's 1995 Form 10-K, which is incorporated by reference in this Registration Statement on Form S-8 pertaining to the Company's Stock Incentive Plan.




/s/ S.B. Hoover & Company, L.L.P.

S. B. HOOVER & COMPANY, L.L.P.
Harrisonburg, Virginia
February 3, 1997